EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
THE ST. PAUL COMPANIES, INC. AND
ST. PAUL FIRE AND MARINE INSURANCE COMPANY

The names and present principal occupations of the directors and executive officers of The St. Paul Companies, Inc. and St. Paul Fire and Marine Insurance Company are set forth below.  During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  All of the individuals listed below are citizens of the United States.

The St. Paul Companies, Inc.

Name	Position with The St. Paul	Present Principal Occupation or Employment	Business Address	Shares of Select Comfort Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Select Comfort
Carolyn H. Byrd	Director	Chairman and Chief Executive Officer, Globaltech Financial	Globaltech Financial 2839 Paces Ferry Road, Suite 810 Atlanta, GA 30339	0	None
John H. Dasburg	Director	Chairman and Chief Executive Officer, DHL Airways, Inc.	DHL Airways, Inc. Two S. Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None
Janet M. Dolan	Director	President and Chief Executive Officer, Tennant Company	Tennant Company 701 N. Lilac Drive Minneapolis, MN 55422	0	None
Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None
Jay S. Fishman	Chairman, President, CEO and Director	Chairman, President, CEO and Director of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Lawrence G. Graev	Director	President & CEO, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None
Thomas R. Hodgson	Director	Former President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None

William H. Kling	Director	President, Minnesota Public Radio, President, Minnesota Communications Group and President, Greenspring Company	Minnesota Public Radio 45 E. 7th Street St. Paul, MN 55101	0	None
James A. Lawrence	Director	Executive Vice President & Chief Financial Officer, General Mills	General Mills One General Mills Blvd. Minneapolis, MN 55426	0	None
John A. MacColl	Vice Chairman, General Counsel, and Director	Vice Chairman and General Counsel of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Glen D. Nelson	Director	Retired, formerly Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None
Gordon M. Sprenger	Director	Retired, formerly Chief Executive Officer, Allina Health Systems, Inc.	Abbott Northwestern Hospital 800 E. 28th St., Rte 16500 Minneapolis, MN 55407	0	None
Bruce A. Backberg	Senior Vice President & Corporate Secretary	Senior Vice President & Corporate Secretary of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Thomas A. Bradley	Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Financial Officer of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
John P. Clifford, Jr.	Senior Vice President - Human Resources	Senior Vice President - Human Resources of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Laura L. Gagnon	Vice President-Finance & Investor Relations	Vice President-Finance & Investor Relations of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
William Heyman	Executive Vice President & Chief Investment Officer	Executive Vice President & Chief Investment Officer of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Samuel G. Liss	Executive Vice President-Business Development	Executive Vice President-Business Development of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
John Charles Treacy	Vice President – Corporate Controller	Vice President – Corporate Controller of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None
Timothy M. Yessman	Executive Vice President - Claim	Executive Vice President - Claim of The St. Paul	385 Washington Street St. Paul, MN 55102	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Select Comfort Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Select Comfort
Bruce A. Backberg	Sr. Vice President & Corporate Secretary	Sr. Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None
Thomas A. Bradley	Executive Vice President & Chief Financial Officer and Director	Executive Vice President & Chief Financial Officer and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
Jay S. Fishman	Chairman, President, CEO and Director	Chairman, President, CEO and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
William Heyman	Executive Vice President & Chief Investment Officer	Executive Vice President & Chief Investment Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
John A. MacColl	Executive Vice President & General Counsel and Director	Executive Vice President & General Counsel, and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
T. Michael Miller	Executive Vice President and Director	Executive Vice President and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
Kent D. Urness	Executive Vice President and Director	Executive Vice President and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
Timothy M. Yessman	Executive Vice President and Director	Executive Vice President and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None
Marita Zuraitis	Executive Vice President and Director	Executive Vice President and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None